Exhibit 8

Subsidiary	Jurisdiction of Organization
Aços Laminados do Pará S.A.	Brazil
ACWA Power Moatize Limited	United Arab Emirates (Dubai)
Aegis Indemnity Ltd.	Bermudas
Aliança Geração de Energia S.A.	Brazil
Aliança Norte Energia Participações S.A.	Brazil
Anyang Yu Vale Yongtong Pellet Co., Ltd.	China
Associação Brasileira dos Investidores em Auto Produção de Energia - ABIAPE	Brazil
Associação de Terminais Portuários Privados - ATP	Brazil
Associação Instituto Tecnológico Vale - ITV	Brazil
Associação Itakyra	Brazil
Associação Memorial Minas Gerais Vale	Brazil
Associação Museu Ferroviário Vale do Rio Doce - AMFVRD	Brazil
Associação Vale para Desenvolvimento Sustentável - Fundo Vale	Brazil
Australian Coal Inter Holdings (NL) I B.V.	The Netherlands
Baldertonn Trading Corporate	Virgin Islands
Baovale Mineração S.A.	Brazil
Belcoal Pty Ltd	Australia
Belvedere Australia (BP) Pty Ltd	Australia
Belvedere Coal Management Pty Ltd. (ACN 112 868 461)	Australia
Belvedere JV (Unincorporated)	Australia
Biopalma da Amazônia S.A. - Reflorestamento Indústria e Comércio	Brazil
Bowen Central Coal JV (Unincorporated)	Australia
Bowen Central Coal Pty Limited - (ACN 107 198 676)	Australia
Bowen Central Coal Sales Pty Limited - (ACN 107 201 230)	Australia
Broadlea Coal Management Pty Limited - (ACN 104 885 994)	Australia
Broadlea JV (Unincorporated)	Australia
Caemi Holdings GmbH	Austria
California Steel Industries, Inc.	United States
Camberwell Coal Pty Limited - (ACN 003 825 018)	Australia
Canico Resources Corp.	Bahamas
Carborough Downs Coal Management Pty Ltd. - (ACN 108 803 461)	Australia
Carborough Downs Coal Sales Pty Limited - (ACN 108 803 470)	Australia
Carborough Downs JV (Unincorporated)	Australia
Central Eólica Garrote Ltda.	Brazil
Central Eólica Santo Inácio III Ltda.	Brazil
Central Eólica Santo Inácio IV Ltda.	Brazil
Central Eólica São Raimundo Ltda.	Brazil
Charlotte Unit Trust	Bermudas
Charlotte, Ltd	Bermudas
CI Vale Colombia SAS	Colombia
CMM Overseas Limited	Switzerland

Compagnie Minière Trois Rivières - CMTR	Gabon
Companhia Coreano-Brasileira de Pelotização - KOBRASCO	Brazil
Companhia Ferro-Ligas do Amapá S.A. - CFA	Brazil
Companhia Hispano-Brasileira de Pelotização - HISPANOBRAS	Brazil
Companhia Italo-Brasileira de Pelotização - ITABRASCO	Brazil
Companhia Nipo-Brasileira de Pelotização - NIBRASCO	Brazil
Companhia Paulista de Ferro-Ligas - CPFL	Brazil
Companhia Portuária Baia de Sepetiba - CPBS	Brazil
Companhia Siderúrgica do Pecém - CSP	Brazil
Companhia Siderúrgica Ubu	Brazil
Companhia Usina Tecpar	Brazil
Compañia Minera Andino-Brasileira Ltda. - CMAB	Chile
Compañia Minera Miski Mayo S.Ac.	Peru
Consórcio AHE Porto Estrela	Brazil
Consórcio AHEFunil	Brazil
Consórcio BM-ES-22-A	Brazil
Consórcio BM-ES-27	Brazil
Consórcio BM-PAMA-10	Brazil
Consórcio BM-PAMA-11	Brazil
Consórcio BM-PAMA-12	Brazil
Consórcio BM-S-48	Brazil
Consórcio BT-PN-2	Brazil
Consórcio BT-PN-3	Brazil
Consórcio Candonga	Brazil
Consórcio Capim Branco Energia - CCBE	Brazil
Consórcio da Hidrelétrica de Aimorés	Brazil
Consórcio da Usina Hidrelétrica de Igarapava	Brazil
Consórcio de Rebocadores da Baia de São Marcos - CRBSM	Brazil
Consórcio de Rebocadores da Barra dos Coqueiros - CRBC	Brazil
Consórcio Eólico Paraíso Azul - CEPAZ	Brazil
Consórcio Eólico Paraíso Farol - CEPAF	Brazil
Consórcio Estreito Energia - CESTE	Brazil
Consórcio Gesai - Geração Santa Isabel	Brazil
Consórcio Machadinho	Brazil
Consórcio Railnet	Brazil
Consórcio SF-T-81	Brazil
Consórcio Tup Mearim - Graneis Sólidos	Brazil
Copperbelt (B) Inc.	Barbados
Corredor do Desenvolvimento do Norte SRL - CDN	Mozambique
Corredor Logístico Integrado de Nacala S.A. - CLIN	Mozambique
CPP Participações S.A.	Brazil
Cubatão Fertilizer B.V.	The Netherlands
CVRD Venezuela S.A.	Venezuela
Docepar S.A.	Brazil
Eagle Downs Coal Management Pty Ltd	Australia
Eastern Star Resources Pty Ltd - ESR	Australia

Ellensfield Coal Management Pty Ltd. - (ACN 123 542 754)	Australia
Empreendimentos Brasileiros de Mineração S.A. - EBM	Brazil
Empresa de Mineração Curuá Ltda.	Brazil
Epícares Empreendimentos e Participações Ltda.	Brazil
Exide Group Incorporated	United States
Ferrovia Centro-Atlântica S.A. - FCA	Brazil
Ferrovia Norte Sul S.A.	Brazil
Ferteco Europa S.à.r.l	Luxembourg
Fertilizantes Participações S.A.	Brazil
Florestas Rio Doce S.A.	Brazil
Fortlee Investments Limited	Virgin Islands
Fosbrasil S.A.	Brazil
Fundação Caemi de Previdência Social	Brazil
Fundação Estação do Conhecimento Moçambique	Mozambique
Fundação Vale	Brazil
Fundação Zoobotânica de Carajás	Brazil
GEVALE Indústria Mineira Ltda.	Angola
Glennies Creek Coal Management Pty Ltd. - (ACN 097 768 093)	Australia
Glennies Creek JV (Unincorporate)	Australia
Globalore Pte Ltd	United States
Goro Funding, LLC	United States
GREMBER - Grêmio dos Empregados da MBR	Brazil
Henan Longyu Energy Resources Co. Ltd.	China
Heron Resources Limited	Australia
Hunter Valley Coal Chain Coordinator Limited	Australia
Indústria de Fosfatados Catarinense Ltda. - IFC	Brazil
Instituto Ambiental Vale - IAV	Brazil
Integra Coal JV (Unincorporated)	Australia
Integra Coal Operations Pty Ltd. - (ACN 118 030 998)	Australia
Integra Coal Sales Pty Ltd. - (ACN 080 537 033)	Australia
International Iron Company Inc - IICI	Panamá
Isaac Plains Coal Management Pty Ltd. - (ACN 114 277 315)	Australia
Isaac Plains Coal Sales Pty Ltd. - (ACN 114 276 701)	Australia
Isaac Plains JV (Unincorporated)	Australia
Isaac Plains Sales & Marketing PTY Ltd.	Australia
Kaolin Overseas Limited	Cayman Islands
Kaserge Serviços Gerais Ltda. - KSG	Brazil
Kasonta (B) Inc.	Barbados
Kasonta-Lupoto Mines S.P.R.L. — KALUMINES	Congo
Katanga (B) Incorporated	Barbados
Katanga Holdings Zambia Limited	Zambia
Konnoco (B) Inc.	Barbados
Konnoco Holdings Zambia Limited	Zambia
Korea Nickel Corporation	South Korea
Liquifer Siderurgia Ltda.	Brazil
Lubambe Copper Mine Ltd.	Zambia

Lukali Holdings (B) Inc.	Barbados
Maitland Main Collieries Pty Ltd. - (ACN 000 021 652)	Australia
MBR Overseas Ltd.	Bermudas
Millberg Holdings Zambia Limited	Zambia
Minas da Serra Geral S.A. - MSG	Brazil
Mineração Corumbaense Reunida S.A. - MCR	Brazil
Mineração Dobrados S.A. Indústria e Comércio	Brazil
Mineração Guanhães Ltda.	Brazil
Mineração Guariba S.A.	Brazil
Mineração Japurá Ltda.	Brazil
Mineração Manati Ltda.	Brazil
Mineração Mato Grosso S.A.	Brazil
Mineração Ocirema Indústria e Comércio Ltda.	Brazil
Mineração Paragominas S.A.	Brazil
Mineração Rio do Norte S.A. - MRN	Brazil
Minerações BR Holding GmbH	Austria
Minerações Brasileiras Reunidas S.A. - MBR	Brazil
Monticello Insurance Ltd.	Barbados
MRS Logística S.A.	Brazil
MS Empreendimentos e Participações Ltda. - MSEP	Brazil
MSE - Serviços de Operação, Manutenção e Montagens Ltda.	Brazil
Multiplex Resource (Kazakhstan) Limited - MRK	Kazakhstan
MVM Resources International B.V.	The Netherlands
Mwambashi Holdings Zambia Limited	Zambia
Mystery Lake Nickel Mines Limited	Canada
Nebo Central Coal Pty Ltd - (ACN 079 942 377)	Australia
NORPEL - Pelotização do Norte S.A.	Brazil
Norte Energia S.A. (NESA)	Brazil
Pineland Timber Company Limited	Canada
Ponta Ubu Agropecuária Ltda.	Brazil
Porto Norte S.A.	Brazil
Potássio Rio Colorado S.A. - PRC	Argentina
Prairie Potash Mines Limited	Canada
Prony Nickel S.A.S.	France
PT Sumbawa Timur Mining (PT STM)	Indonesia
PT Vale Eksplorasi Indonesia	Indonesia
PT Vale Indonesia Tbk	Indonesia
Qld Coal Holdings Pty Ltd - (ACN 081 724 129)	Australia
Railvest Investments Inc	Canada
Retiro Novo Reflorestamento Ltda.	Brazil
Rio Doce Amsterdam BV	The Netherlands
Rio Doce Australia Pty Ltd	Australia
Rio Doce International S.A.	Belgium
Salobo Metais S.A.	Brazil
Samarco Mineração S.A.	Brazil

SDCN - Sociedade de Desenvolvimento do Corredor de Nacala S.A.R.L	Mozambique
Seamar Shipping Corporation	Liberia
Shandong Yankuang Internatational Coking Company Limited	China
SL Serviços Logísticos Ltda.	Brazil
Sociedad de Desenvolvimento de Estudos e Implantação do Corredor de Nacala, Limitada - SDEICN	Kazakhstan
Sociedade de Mineração Constelação de Apolo S.A.	Brazil
Societe d’Exploration Minière Vior Inc. (VIOR)	Canada
Société Industrielle et Com. Brasilo-Luxemborgoise - BRASILUX	Luxembourg
SRV Reinsurance Company S.A.	Switzerland
Startec Iron LLC	United States
Tao Sustainable Power Solutions (BVI)	Virgin Islands
Tao Sustainable Power Solutions (UK)	United Kingdom
Tao Sustainable Power Solutions (US)	United States
Teal Minerals (Barbados) Incorporated	Barbados
Tecfer Serra Azul Ltda.	Brazil
Tecnored Desenvolvimentos Tecnológicos S.A.	Brazil
Tecnored Tecnologia de auto-Redução S.A.	Brazil
The Central East African Railways Company Limited	Malawi
ThyssenKrupp Companhia Siderúrgica do Atlântico	Brazil
ThyssenKrupp Slab International B.V.	The Netherlands
Tiebaghi Nickel S.A.S.	France
Transbarge Navegacion S.A. - TBN	Paraguay
Transporte Ferroviario Concesionaria S.A. - TFC	Argentina
Transporte Ferroviário Inversora Argentina S.A. - TFI	Argentina
Troy Resources Limited	Australia
TUF Empreendimentos e Participações S.A.	Brazil
Turbo Power Systems Inc.	Canada
Turbo Power Systems Limited	Canada
UF Distribuidora de Combustíveis Ltda.	Brazil
Ultrafértil S.A.	Brazil
Vale Africa Investments (Proprietary) Limited	South Africa
Vale Americas Inc	United States
Vale Ásia Kabushiki Kaisha - Vale Asia K.K.	Japan
Vale Australia (CQ) Pty Ltd - (ACN 103 902 389)	Australia
Vale Australia (EA) Pty Ltd - (ACN 081 724 101)	Australia
Vale Australia (GC) Pty Ltd - (ACN 097 238 349)	Australia
Vale Australia (IP) Pty Ltd - (ACN 114 276 694)	Australia
Vale Australia Ellensfield Pty Ltd - (ACN 123 542 487)	Australia
Vale Australia Holdings Pty Ltd (ACN 075 176 386)	Australia
Vale Australia Pty Ltd (ACN 062 536 270)	Australia
Vale Belvedere (BC) Pty Ltd	Australia
Vale Belvedere (SEQ) Pty Ltd	Australia
Vale Belvedere Pty Ltd (ACN 128 403 645)	Australia
Vale Canada Holdings Inc.	Canada
Vale Canada Limited	Canada

Vale China Holdings (Barbados) Ltd.	Barbados
Vale Coal Exploration Pty Ltd - (ACN 108 568 725)	Australia
Vale Comercio International SE - VCI	Austria
Vale Cubatão Fertilizantes Ltda.	Brazil
Vale Emirates Limited	United Arab Emirates (Dubai)
Vale Energia Limpa Moçambique Ltd	Mozambique
Vale Energia Limpa S.A. - VEL	Brazil
Vale Energia S.A.	Brazil
Vale Europa SE	Austria
Vale Europe Limited	United Kingdom
Vale Europe Pension Trustees Ltd.	United Kingdom
Vale Evate Moçambique Limitada	Mozambique
Vale Exploració Argentina S.A. - VEA	Argentina
Vale Exploraciones Chile Ltda.	Chile
Vale Exploraciones Mexico S.A. de C.V.	Mexico
Vale Exploration Canada Inc.	Canada
Vale Exploration Peru SAC	Peru
Vale Exploration Philippines Inc	Philippines
Vale Exploration Pty Ltd (ACN 127 080 219)	Australia
Vale Explorations USA, Inc.	United States
Vale Fertilizantes S.A.	Brazil
Vale Fertilizer Austrália Pty Ltd	Australia
Vale Fertilizer International Holding B.V.	The Netherlands
Vale Fertilizer Netherlands B.V.	The Netherlands
Vale Florestar Fundo de Investimento em Participações	Brazil
Vale Florestar S.A.	Brazil
Vale Holdings AG	Austria
Vale Inco Atlantic Sales Limited	Canada
Vale Inco Australia Ltd. Partnership	Australia
Vale Inco Europe Holdings	United Kingdom
Vale Inco Management Advisory Services (Shanghai) Co., Ltd.	China
Vale Inco Pacific Ltd.	Hong Kong
Vale Inco Resources (Australia) Pty Ltd.	Australia
Vale India Private Limited	India
Vale International Holdings GmbH	Austria
Vale International S.A.	Switzerland
Vale Investments Ltd.	Jersey
Vale Japan Ltd.	Japan
Vale Kazakhstan Limited Liability Partnership	Kazakhstan
Vale Limited	United States
Vale Logística Africa Ltd	Mozambique
Vale Logística da Argentina S.A. - VLA	Argentina
Vale Logística do Uruguay S.A.	Uruguay
Vale Logístics Limited	Malawi
Vale Malaysia Minerals Sdn. Bhd	Malaysia
Vale Malaysia Sdn. Bhd.	Malaysia

Vale Manganês S.A.	Brazil
Vale Mauritius Ltd.	Mauritius
Vale Mina do Azul S.A.	Brazil
Vale Minerals China Co. Ltd	China
Vale Moçambique Ltda.	Mozambique
Vale Newfoundland & Labrador Ltd.	Canada
Vale Nickel (Dalian) Co. Ltd	China
Vale Nouvelle-Calédonie S.A.S.	France
Vale Oil & Gas Peru S.A.C.	Peru
Vale Óleo e Gás S.A.	Brazil
Vale Oman Distribution Center LLC	Oman
Vale Oman Pelletizing Company LLC	Oman
Vale Overseas Ltd.	Cayman Islands
Vale Pecém S.A.	Brazil
Vale Potash Canada Limited	Canada
Vale Projectos e Desenvolvimento Moçambique Limitada	Mozambique
Vale Proyectos Minerales S.A.	Argentina
Vale Republic Democratique Du Congo SPRL - Vale Congo	Congo
Vale Shipping Company Pte Limited	Singapore
Vale Shipping Enterprise Pte. Ltd	Singapore
Vale Shipping Holding Pte. Ltd	Singapore
Vale Shipping Singapore Pte. Ltd	Singapore
Vale Slab S.A.	Switzerland
Vale Soluções em Energia S.A - VSE	Brazil
Vale South Africa (Proprietary) Ltd.	South Africa
Vale Switzerland SA	Switzerland
Vale Taiwan Limited	Taiwan
Vale Technology Development (Canada) Limited	Canada
Vale Trading (Shanghai) Co. Ltd - VTS	China
Vale Zambia Limited	Zambia
ValeServe Malaysia Sdn. Bhd.	Malaysia
Valesul Alumínio S.A.	Brazil
VBG - Logistics (Vale BSGR Logistics) Corp.	Liberia
VBG - Vale BSGR BVI Limited	Virgin Islands
VBG - Vale BSGR Guinea	Guinea
VBG - Vale BSGR Liberia Limited	Liberia
VBG - Vale BSGR Limited	Guernsey
VEL (ME) Ltd	United Arab Emirates (Dubai)
VEL Holdings GmbH	Austria
VLI Multimodal S.A.	Brazil
VLI Operações de Terminais S.A. - VOT	Brazil
VLI Operações Portuárias S.A. - VOP	Brazil
VLI Participações S.A.	Brazil
VLI S.A.	Brazil
Wiggins Island Coal Export Terminal Pty Ltd. (WICET)	Australia

YPF S.A. - Potasio Rio Colorado S.A., Unión Trasitoria de Empresas - Segmento 5 Loma La Lata - Sierra Barrosa	Argentina
Zhuhai YPM Pellet Co. Ltd.	China